Exhibit 23.1


               Consent of Independent Certified Public Accountants

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94224) pertaining to The Sports Authority 401(k) Savings and Profit Sharing Plan of our report dated June 26, 2000, with respect to the financial statements and supplemental schedules of The Sports Authority 401(k) Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                                           /s/ Ernst & Young LLP


         Miami, Florida
         June 26, 2000


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